16140 SAND CANYON AVE., SUITE 100
IRVINE, CALIFORNIA 92618
HALL&COMPANY Certified Public Accountants, Inc. (949) 910-HALL (4255)
 TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES FAX (949) 910-4256

March 13, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: GlobeTrac Inc.

Gentlemen,

We have read the statements made by GlobeTrac Inc., pursuant to Item 4.01 of Form 8-K, as part of the amended Form 8-K/A of GlobeTrac Inc. which was filed on March 3, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.

Sincerely,

/s/ Hall & Company
Hall & Company